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                                                                   Exhibit 5.1.2

                                Owen M. Naccarato
                                 Attorney At Law
                           19600 Fairchild, Suite 260
                            Irvine, California 92612
               Telephone (949) 851-9261 Telecopier (949) 851-9262
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December 27, 2000

New Millennium Capital Partners II, LLC
155 1st Street, Suite B
Mineola, NY 11501

AJW Partners, LLC
155 1st Street, Suite B
Mineola, NY 11501

Re: Secured Convertible Debenture Purchase Agreement: Digital Descriptor Systems, Inc.

Ladies and Gentlemen:

         I have acted as counsel to Digital Descriptor systems, Inc. ("the Company"), a corporation incorporated under the laws of the State of Delaware, in connection with the proposed issuance and sale of the Company's 12% Convertible Debentures (the "Debentures") pursuant to the Secured Convertible Debenture Purchase Agreement (the "Purchase Agreement"), dated the date hereof between the Company and New Millennium Capital Partners II, LLC and AJW Partners, LLC, (collectively referred to as the "Buyers")..

         In connection with rendering the opinions set forth herein, I have examined the Transaction Documents as defined in the Purchase Agreement, the Company's Certificate of Incorporation, and its Bylaws, each as amended to date, the proceedings of the Company's Board of Directors taken in connection with entering into the Purchase Agreement and such other documents, agreements and records as I deemed necessary to render the opinions set forth below.

         In conducting my examination, I have assumed the following: (i) that each of the Transaction Documents have been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iii) that each of the Transaction Documents have been duly and validly authorized, executed, and delivered by the party or parties thereto, and (iv) that each of the Transaction Documents constitutes the valid and binding agreement of the party or parties thereto, enforceable against such party or parties in accordance with the Transaction Documents' terms .

         Based upon and subject to the foregoing, we are of the opinion that:

                  1. Each of the Company and its Subsidiaries organized in the United States is a corporation, duly incorporated, validly existing and in good standing under the laws of Delaware, the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carryon its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

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                  2. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  3. No shares of Common Stock, are entitled to preemptive or similar rights. Except as specifically disclosed in Schedule 2.1(c) to the Purchase Agreement or as a result of the purchase and sale of the Debentures and the Warrants, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

                  4. The Debentures and the Warrants have been duly authorized and, when paid for and issued in accordance with the terms of the Purchase Agreement shall have been validly issued, fully paid and nonassessable.

                  5. The Company has duly authorized and reserved for issuance such number of Underlying Shares as are issuable upon conversion of the Debentures, as payment of interest thereon, and upon exercise of the Warrants as required pursuant to the terms of the Purchase Agreement, the Debentures and the Warrants , respectively. When issued by the Company in accordance with the terms of the Purchase Agreement, the Debentures and the Warrants, the Underlying Shares will be validly issued, fully paid and nonassessable.

                  6. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by such agreements do not and will not (i) conflict with or violate any provision of its or any of its Subsidiary's Certificates of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, (A) any agreement, indenture or other written instrument relating to indebtedness of the Company or a Subsidiary thereof or instrument to which the Company or a Subsidiary thereof is a party attached as an exhibit to the SEC Documents and
(B) to our knowledge, any other agreement, indenture or other written instrument relating to indebtedness of the Company or a Subsidiary thereof or instrument to which the Company or a Subsidiary thereof is a party, (iii) result in a violation of any law, rule or regulation of any governmental authority, regulatory body, stock market or trading facility to which the Company is subject, or by which any property or asset of the Company is bound or affected, or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of which we have knowledge of any court or governmental authority. To our knowledge, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

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                  7. Other than the Required Approvals, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

                  8. The security interests and liens intended to be created by the Security Agreement in the collateral secured by the Security Agreement have been created and constitute valid, enforceable and, subject to the filings of the UCC financing statements on Form-1 in the jurisdiction of Bucks County , Pennsylvania and with the Secretary of State of Pennsylvania, perfected first priority security interests in and liens on the collateral covered thereby in your favor, upon the terms therein purported to be granted. To the best of our knowledge such collateral is not subject to any other liens and encumbrances or other rights, options or claims of any kind.

                  9. Assuming the accuracy of the representations and warranties of the Company set forth in Section 2.1 of the Purchase Agreement and of the Purchaser set forth in Section 2.2 of the Purchase Agreement, the offer, issuance and sale of the Debentures and the Warrants and the offer, issuance and sale of the Underlying Shares to the Purchasers pursuant to the Purchase Agreement, the Debentures and the Warrants, are exempt from the registration requirements of the Securities Act pursuant to Regulation D of the Securities Act of 1933 ("as amended").



Truly yours,



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/s/Owen Naccarato



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